UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2006

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information contained in Item 3.02 relating to the definitive agreements that were entered into in connection with a private placement by Document Security Systems, Inc. are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On December 26, 2006, Document Security Systems, Inc. (the “Company”, “we” or “us”) sold 87 units at a price of $50,000 per unit for gross cash proceeds of $4,350,000, consisting of 511,560 unregistered shares of our common stock and five-year warrants to purchase up to an aggregate of 255,780 shares of our common stock, at an initial exercise price of $11.75 per share. The foregoing securities were issued pursuant to an offering, which is continuing, solely to institutional and accredited investors of up to 130 units.

The net proceeds from the offering, following the payment of offering-related expenses, will be utilized, in part, to expand the San Francisco-based manufacturing facilities of Plastic Printing Professionals (“P3”), our wholly owned subsidiary. P3’s facilities would be expanded to accommodate anticipated increased order volume in 2007, which is expected to exceed P3’s current facility’s production capacity, and to certify P3 for a wide range of security printing applications such as identification documents, consumer product and pharmaceutical packaging, labels, tickets and vital records.  In addition to the P3 manufacturing expansion, net proceeds from our offering will be used to expand our sales, marketing, customer service and support operations as well as for working capital needs.

Perrin, Holden & Davenport Capital Corp., the placement agent for the offering, earned consideration equal to 9% commissions and 1% non-accountable fees, as well as a five-year warrant to purchase up to 22,932 shares of our common stock, at an initial exercise price of $11.75.

The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1, 10.1 and 10.2, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock of Document Security Systems, Inc. for each investor and for the Placement Agent.

10.1	Form of Subscription Agreement between Document Security Systems, Inc. and each investor.

10.2	Registration Rights Agreement, dated as of December 12, 2006, between Document Security Systems, Inc. and Perrin, Holden & Davenport Capital Corp.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick A. White
Name: Patrick A.White Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock of Document Security Systems, Inc. for each investor and for the Placement Agent.

10.1	Form of Subscription Agreement between Document Security Systems, Inc. and each investor.

10.2	Registration Rights Agreement, dated as of December 12, 2006, between Document Security Systems, Inc. and Perrin, Holden & Davenport Capital Corp.